UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2025

Pelthos Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41964	86-3335449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4020 Stirrup Creek Drive, Suite 110 Durham, NC	27703
(Address of registrant’s principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (877) 265-8266

Channel Therapeutics Corporation
4400 Route 9 South, Suite 1000
Freehold, NJ 07728

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PTHS	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

The Merger

On July 1, 2025 (the “Closing Date”), Pelthos Therapeutics Inc., a Nevada corporation (formerly known as “Channel Therapeutics Corporation” (the “Company”)), consummated the previously announced merger transaction contemplated by that certain Agreement and Plan of Merger, dated as of April 16, 2025 (the “Merger Agreement”), by and among the Company, CHRO Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), LNHC, Inc., a Delaware corporation (“LNHC”), and solely for the purposes of Article III thereof, a Ligand Pharmaceuticals Incorporated, a Delaware corporation and the parent of LNHC (“Ligand”). Pursuant to the Merger Agreement, (i) Merger Sub merged with and into LNHC, with LNHC as the surviving company in the merger and, after giving effect to such merger, continuing as a wholly-owned subsidiary of the Company (the “Merger”) and (ii) the Company’s name was changed from Channel Therapeutics Corporation to Pelthos Therapeutics Inc.

The disclosures below contain references to the definitive information statement, dated May 27, 2025 (the “Information Statement”) with respect to the Merger and the transactions contemplated by the Merger Agreement, which was filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on May 27, 2025.

On July 1, 2025, the Company effected a one-for-ten reverse stock split (the “Reverse Stock Split”) of all of the Company’s outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”). Unless specifically provided otherwise herein, share numbers and prices below and used elsewhere assume the effectiveness of the Reverse Stock Split.

Item 1.01. Entry into a Material Definitive Agreement.

PIPE Financing (Private Placement) and Conversions of Series A Preferred Stock

Concurrently with the execution of the Merger Agreement, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with LNHC and certain investors, which includes Ligand (collectively, the “PIPE Investors”), pursuant to which, among other things, on the Closing Date and immediately prior to the consummation of the Merger, the PIPE Investors purchased (either for cash or in exchange for the conversion of principal and interest payable under an outstanding convertible note issued by the Company), and the Company issued and sold to the PIPE Investors, an aggregate of 50,100 shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) at a price per share equal to $1,000 (such transaction, the “PIPE Financing”). The gross proceeds from the PIPE Financing were approximately $50.1 million, consisting of approximately $50.0 million in cash and the conversion of approximately $0.1 million of principal and interest payable under an outstanding convertible note issued by the Company, before paying estimated expenses. The Securities Purchase Agreement contained customary representations and warranties of the Company and LNHC, on the one hand, and the PIPE Investors, on the other hand, and customary conditions to closing.

On July 1, 2025, the Company, LNHC and the PIPE Investors entered into Amendment No. 1 to Securities Purchase Agreement, pursuant to which, the Company, LNHC and the PIPE Investors consented to the inclusion of two additional PIPE Investors in the PIPE Financing and a corresponding decrease in the amount of certain PIPE Investors’ investments in the PIPE Financing such that the aggregate amount of the PIPE Financing would remain unchanged (the “Securities Purchase Agreement Amendment”).

Each share of Series A Preferred Stock is convertible at any time at the holder’s option into a number of shares of Common Stock, par value $0.0001 per share equal to (i) $1,000, subject to adjustment, plus any all declared and unpaid dividends thereon as of such date of determination, plus any other amounts owed to such holder pursuant to the Certificate of Designations of Rights and Preferences of Series A Convertible Preferred Stock (the “Certificate of Designations”), divided by (ii) $1 (adjusted to $10 as a result of the ten-for-one Reverse Stock Split), subject to adjustments.

In general, a holder of shares of Series A Preferred Stock may not convert any portion of Series A Preferred Stock if the holder, together with its affiliates, would beneficially own more than 49.9% in the case of Ligand or 4.99%, in the case of the other PIPE Investors (the “Maximum Percentage”), of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to such exercise, provided, however, that a holder may increase or decrease the Maximum Percentage by giving 61 days’ notice to the Company, but not to any percentage in excess of 9.99%.

The shares of Series A Preferred Stock to be issued and sold to the PIPE Investors were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued and sold in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

The closing of the PIPE Financing occurred on July 1, 2025, immediately prior to the consummation of the Merger.

On July 1, 2025, certain PIPE Investors entered into Series A Convertible Preferred Stockholder Side Letters (each, a “Side Letter”) with the Company, pursuant to which, immediately after the closing of the PIPE Financing on July 1, 2025, the PIPE Investors converted 23,810 shares of Series A Preferred Stock not exceeding such PIPE Investors’ Maximum Percentage into an aggregate of 2,381,000 shares of the Company’s Common Stock (after giving effect to the Reverse Stock Split), by providing the Company with a completed and signed Conversion Notice under the Certificate of Designation.

The foregoing descriptions of the Securities Purchase Agreement, the Securities Purchase Agreement Amendment, the Certificate of Designations and the Side Letter are not complete and are subject to and qualified in their entirety by reference to the Securities Purchase Agreement, the Securities Purchase Agreement Amendment, the Certificate of Designations and the Form of Side Letter, copies of which are filed as Exhibits 10.5, 10.6, 3.3 and 10.7, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Registration Rights Agreement

On the Closing Date and in connection with the Merger, the Company and the PIPE Investors entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the PIPE Investors are entitled to certain resale registration rights with respect to shares of the Company’s Common Stock issuable upon conversion of the Series A Preferred Stock issued to the PIPE Investors. Pursuant to the Registration Rights Agreement, the Company is required to prepare and file a resale registration statement with the SEC on or prior to the later of (i) 30 calendar days following the closing of the PIPE Financing and (ii) fifteen (15) calendar days after the Company’s next periodic report required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company is obligated to use reasonable best efforts to cause this registration statement to be declared effective by the SEC within 120 calendar days following the closing of the PIPE Financing (or within 150 calendar days following the closing of the PIPE Financing if the SEC reviews the registration statement).

The Company will, among other things, indemnify the PIPE Investors, their directors, officers, shareholders, members, partners, employees, agents, advisors and representatives of the foregoing and each person who controls the PIPE Investors (a) under the registration statement, including from certain liabilities and fees and expenses (excluding underwriting discounts and selling commissions and all legal fees and expenses of legal counsel for any selling holder) and (b) under the Securities Purchase Agreement, including with respect to breaches of the Company’s representations, warranties, and covenants under the Securities Purchase Agreement.

The foregoing description of the Registration Rights Agreement is not complete and is subject to and qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated by reference herein.

Contribution Agreement and IP Assignment and Assumption Agreement

On July 1, 2025 (the “Contribution Date”), the Company entered into a Contribution Agreement (the “Contribution Agreement”) with Channel Pharmaceutical Corporation, a Nevada corporation (“Pharmaceutical Sub”) - a newly formed, wholly-owned subsidiary of the Company. Pursuant to the terms of the Contribution Agreement, the Company contributed to Pharmaceutical Sub certain assets associated with non-opioid, non-addictive therapeutics to alleviate pain, and owns certain patents and “Know How” (as defined in the Contribution Agreement) and other technology relating to the sodium ion-channel known as NaV1.7 for the treatment of various types of systemic chronic pain, acute and chronic eye pain and post-surgical nerve blocks (collectively, the “Intellectual Property Rights”) and certain other assets related thereto (collectively, the “Transferred Assets”).

Pharmaceutical Sub accepted the Transferred Assets as of the Contribution Date. In exchange for the Transferred Assets, Pharmaceutical Sub issued to the Company 100 shares of Pharmaceutical Sub’s common stock. After the above contribution, Pharmaceutical Sub may engage in licensing, developing and commercializing the Intellectual Property Rights.

In connection with the Contribution Agreement, on July 1, 2025, the Company, as assignor, entered into an Intellectual Property Assignment and Assumption Agreement (the “IP Assignment and Assumption Agreement”) with Pharmaceutical Sub, as assignee, pursuant to which the Company irrevocably conveyed, transferred and assigned of the Company’s interests in, to and under the Intellectual Property Rights, including without limitation, the specific intellectual property rights and Know How set forth in the Contribution Agreement, together with any and all goodwill associated with such intellectual property rights (collectively, the “Assigned IP”). Pharmaceutical Sub accepted the conveyance, transfer and assignment of the Assigned IP as of the Contribution Date.

The foregoing descriptions of the Contribution Agreement and the IP Assignment and Assumption Agreement are not complete and are subject to and qualified in their entirety by reference to the Contribution Agreement and the IP Assignment and Assumption Agreement, copies of which are filed as Exhibits 10.10 and 10.11, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Royalty Agreements

As an inducement to enter into the Securities Purchase Agreement, the Company and LNHC, as Seller Parties, and Nomis RoyaltyVest LLC (“NRV”) entered into a Purchase and Sale Agreement, dated as of July 1, 2025 (the “ZELSUVMI Royalty Agreement”), pursuant to which the Company and LNHC sold to NRV, and NRV purchased, all of the Company’s and LNHC’s rights, title and interest in and to a portion of the Company’s and LNHC’s revenue payments for ZELSUVMI and all accounts with respect thereto. In addition, prior to the expiration of the Initial Royalty Term (as defined in the ZELSUVMI Royalty Agreement), NRV will receive a 1.5% royalty on net sales of ZELSUVMI worldwide, other than in Japan, and 3.46% of non-royalty sublicensing payments received by LNHC for its sublicensing of rights to ZELSUVMI, and (ii) after the expiration of the Initial Royalty Term, NRV will receive a 1.2% royalty on net sales of ZELSUVMI worldwide, other than in Japan, and 3.46% of non-royalty sublicensing payments received by LNHC for its sublicensing of rights to ZELSUVMI.

On July 1, 2025, the Company and Pharmaceutical Sub, as Seller Parties and NRV, Ligand, and Madison Royalty LLC, a Colorado limited liability company, on behalf of certain of the Company’s management team and other assignees (“Madison”) entered into a Purchase and Sale Agreement (the “Channel Products Royalty Agreement”), pursuant to which the Company and Pharmaceutical Sub sold to each of NRV, Ligand, and Madison, and each of NRV, Ligand, and Madison purchased, all of the Company’s and Pharmaceutical Sub’s rights, title and interest in and to a portion of the Company’s and Pharmaceutical Sub’s revenue payments and all accounts related to or utilizing (i) Nitricil based technology, (ii) Xepi, or (iii) NaV channel based technology and, in each case, any improvements, successors, replacements or varying dosage forms of the foregoing, other than ZELSUVMI (the “Channel Covered Products”). In addition, (A) prior to the expiration of the Initial Royalty Term (as defined in the Channel Products Royalty Agreement), (i) NRV will receive a 5.3% royalty, Ligand will receive a 1.7% royalty and Madison will receive a 1.5% royalty on Net Sales (as defined in the Channel Products Royalty Agreement) of the Channel Covered Products worldwide, and (ii) NRV will receive 12.23%, Ligand will receive 3.92% and Madison will receive 3.46% of non-royalty sublicensing payments received by Pharmaceutical Sub for its sublicensing of rights to the Channel Covered Products worldwide; and (B) after the expiration of the Initial Royalty Term, (i) NRV will receive a 4.24% royalty, Ligand will receive a 1.36% royalty and Madison will receive a 1.2% royalty on Net Sales of the Channel Covered Products worldwide, and (ii) NRV will receive 12.23%, Ligand will receive 3.92% and Madison will receive 3.46% of non-royalty sublicensing payments received by Pharmaceutical Sub for its sublicensing of rights to the Channel Covered Products worldwide.

The foregoing descriptions of the ZELSUVMI Royalty Agreement and the Channel Products Royalty Agreement are not complete and are subject to and qualified in their entirety by reference to the ZELSUVMI Royalty Agreement and the Channel Products Royalty Agreement, copies of which are filed as Exhibits 10.12 and 10.13, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 1, 2025, the Company completed the Merger in accordance with the terms of the Merger Agreement, pursuant to which, among other matters, subject to the terms and conditions thereof, Merger Sub merged with and into LNHC, with LNHC surviving as the surviving corporation and a wholly owned subsidiary of the Company.

On July 1, 2025, the Company changed its name to “Pelthos Therapeutics, Inc” (the “Name Change”) pursuant to a Certificate of Amendment to the Company’s Articles of Incorporation filed with the Secretary of State of the State of Nevada (the “Name Change Certificate of Amendment”), effective as of 4:05 p.m. Eastern Time.

On July 1, 2025, the Company effected a one-for-ten reverse stock split of all of the Company’s outstanding shares of Common Stock (the “Reverse Stock Split”) by filing a Certificate of Amendment to the Company’s Articles of Incorporation with the Secretary of State of the State of Nevada (the “Reverse Stock Split Certificate of Amendment”), effective as of 4:06 p.m. Eastern Time.

Following the completion of the Merger, the business conducted by the Company became primarily the business conducted by LNHC, which is a is a biopharmaceutical company committed to commercializing innovative, safe, and efficacious therapeutic products to help patients with unmet treatment burdens.

At the effective time of the Merger (the “Effective Time”), the Company issued an aggregate of approximately 31,279 shares of Series A Preferred Stock to Ligand, based on the exchange ratio set forth in the Merger Agreement, resulting in approximately 57,569 shares of the Company’s Series A Preferred Stock being issued and outstanding immediately following the Effective Time. Immediately following the Merger, the Company’s securityholders as of immediately prior to the Merger owned approximately 7.9% of the outstanding shares of the Company and LNHC securityholders owned approximately 55.8% of the outstanding shares of the Company, in each case on a fully diluted basis, calculated using the treasury stock method.

The shares of Series A Preferred Stock issued to Ligand in the Merger will not be registered under the Securities Act, and will be issued and sold in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

The shares of the Company’s Common Stock listed on the NYSE American LLC (“NYSE American”), previously trading through the close of business on July 1, 2025 under the ticker symbol “CHRO,” commenced trading on the NYSE American under the ticker symbol “PTHS,” on July 2, 2025. The Company’s Common Stock is represented by a new CUSIP number, 171126 204.

The foregoing description of the Merger Agreement contained herein is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The foregoing description of the material terms of the Merger Agreement, Securities Purchase Agreement, the Securities Purchase Agreement Amendment, the Certificate of Designations and the Side Letter, and the transactions contemplated thereby, are qualified in its entirety by reference to the full text of Merger Agreement, Securities Purchase Agreement, the Securities Purchase Agreement Amendment, the Certificate of Designations and the Form of Side Letter, copies of which are filed as Exhibits 2.1, 10.5, 10.6, 3.3 and 10.7, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

The information set forth in the “Explanatory Note” and Item 1.01 to this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above regarding the shares of Series A Preferred Stock issued to PIPE Investors and the conversions of shares of Series A Preferred Stock into shares of the Company’s Common Stock, and Item 2.01 above regarding the shares of Series A Preferred Stock issued to Ligand in the Merger is incorporated into this Item 3.02 by reference. The shares of Series A Preferred Stock and the shares of Common Stock issuable upon conversion of the Series A Preferred Stock were offered and sold in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

Item 3.03. Material Modification to Rights of Security Holders.

Name Change

In connection with the consummation of the Merger, the Company changed its name from “Channel Therapeutics Corporation” to “Pelthos Therapeutics, Inc.” pursuant to the Name Change Certificate of Amendment. Reference is made to the disclosure described in the Information Statement in the section titled “The Name Change Charter Amendment” beginning on page 154, which is incorporated herein by reference.

After consummation of the Merger and the Reverse Stock Split, shares of the Company’s Common Stock were listed on the NYSE American under the symbol “PTHS,” and the CUSIP number relating to the Common Stock was changed to 171126 204. Holders of shares of Channel Therapeutics Corporation who have filed reports under the Exchange Act with respect to those shares should indicate in their next filing, or any amendment to a prior filing, filed on or after the Closing Date that the Company is the successor to Channel Therapeutics Corporation.

The foregoing descriptions of the Reverse Stock Split Certificate of Amendment and the Name Change Certificate of Amendment are not complete and are subject to and qualified in their entirety by reference to the Reverse Stock Split Certificate of Amendment and the Name Change Certificate of Amendment, copies of which are filed as Exhibits 3.2 and 3.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Reverse Stock Split

Immediately after the consummation of the Merger, the Company effected the Reverse Stock Split pursuant to the Reverse Stock Split Certificate of Amendment. Pursuant to the Reverse Stock Split Certificate of Amendment, the Reverse Stock Split became effective as of 4:06 p.m. Eastern Time on July 1, 2025. As a result of the Reverse Stock Split, every ten (10) shares of Common Stock were exchanged for one (1) share of Common Stock. The Common Stock began trading on the NYSE American on a split-adjusted basis at the start of trading on July 2, 2025.

The Reverse Stock Split did not affect the total number of shares of capital stock, including the Common Stock, that the Company is authorized to issue, which remains as set forth pursuant to the Articles of Incorporation, as amended. No fractional shares of Common Stock were issued in connection with the Reverse Stock Split. Any holder that would receive a fractional share of Common Stock as a result of the Reverse Stock Split will automatically be entitled to receive an additional remaining fraction of such share of Common Stock in order to round up to the next whole shares as of the date of the Reverse Stock Split. The Reverse Stock Split also has a proportionate effect on all other options and warrants of the Company outstanding as of the effective date of the Reverse Stock Split.

The new CUSIP number for the Common Stock is 171126 204.

The Company’s transfer agent, Nevada Agency and Transfer Company, is acting as exchange agent for the Reverse Stock Split.

Reference is made to the disclosure described in the Information Statement in the section titled “The Reverse Stock Split” beginning on page 155 which is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Explanatory Note and in Item 1.01, Item 2.01, Item 3.02, Item 5.02 and Item 5.03 to this Current Report is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the sections titled “Management Following the Merger,” beginning on page 232, “Channel’s Executive and Director Compensation,” beginning on page 237 and “Certain Relationships and Related Party Transactions of the Combined Company,” beginning on page 244 in the Information Statement is incorporated herein by reference.

Departure and Election of Directors

In connection with the Merger and pursuant to the terms of the Merger Agreement, at the Effective Time, Francis Knuettel II, Todd Davis, Ezra Friedberg and Chia-Lin Simmons each resigned from the Company’s board of directors (the “Board”).

In addition, the size of the Board was increased from five to seven directors.

At the Effective Time, one director selected by the Company, namely Dr. Richard Malamut, one director who is the newly-elected Chief Executive Officer of the Company, namely Scott Plesha, four directors selected by LNHC, namely Peter Greenleaf, Matthew Pauls, Todd Davis and Richard Baxter, and one member selected by Nomis Bay, namely Ezra Friedberg, were each appointed to serve as a director of the Company until the next annual meeting of stockholders to be held after the Closing Date or until a successor is duly elected and qualified, or until each such director’s earlier resignation or removal.

Effective as of the Closing Date, the following committees of the Board were constituted as follows:

●	Audit Committee: Ezra Friedberg (Chair) and Matthew Pauls.

●	Compensation Committee: Dr. Richard Malamut and Matthew Pauls (Chair).

●	Nominating and Corporate Governance Committee: Dr. Richard Malamut and Peter Greenleaf (Chair).

Departure and Appointment of Certain Officers

In connection with the Merger, on the Closing Date, Francis Knuettel’s employment as Chief Executive Officer, and President, Treasurer and Secretary of the Company terminated.

Additionally, on the Closing Date, Dr. Eric Lang’s employment as Chief Medical Officer of the Company was terminated.

In connection with the Merger and pursuant to the Merger Agreement, at the Effective Time, the following individuals were appointed to serve as executive officers of the Company:

Name of Executive Officer	Age	Position
Scott Plesha	61	Chief Executive Officer, President and Director
Francis Knuettel II	59	Chief Financial Officer (principal financial officer and principal accounting officer)
Sai Rangarao	41	Chief Commercial Officer

The biographical information and business experience required by Item 5.02(d) with respect to the directors of the Company following the consummation of the Merger and of Messrs. Plesha and Knuettel required by Item 5.02(c) and described under the section “Management Following the Merger,” beginning on page 232 in the Information Statement is incorporated by reference herein. The biographical information and business experience required by Item 5.02(d) with respect to Mr. Rangarao is as follows:

Sai Rangarao serves as Senior Vice President, Head of Sales, Marketing & Commercial Operations at Pelthos. Mr. Rangarao joined Pelthos in March 2024. He has more than a decade of experience leading, launching, and marketing large and highly differentiated pharmaceutical products, including Otezla®, the only approved oral systemic therapy with a broad indication. Prior to joining Pelthos, Mr. Rangarao was Vice President of Marketing at Collegium Pharmaceutical, where he led marketing for the full product portfolio and Neurology sales. He joined Collegium from BioDelivery Sciences International (BDSI), which was acquired by Collegium in 2022. Under Mr. Rangarao’s leadership as Vice President of Marketing and Commercial Operations at BDSI, the company expanded its pain and neurology product portfolio and increased market share of the company’s lead product BELBUCA®, ultimately leading to the successful sale to Collegium. Before BDSI, he was Head of Dermatology Marketing at Celgene Corporation. At Celgene, Mr. Rangarao was responsible for the commercial efforts of Otezla in dermatology for three consecutive years leading to significant year-over-year market share growth until the product was sold to Amgen for $13 billion. He began his career at Novartis Pharmaceuticals, where he held roles of increasing responsibility across Global R&D, Sales Force Effectiveness, Multichannel, and In-Line Marketing. Mr. Rangarao also served as a key member of the commercial and marketing organization at Novartis that launched COSENTYX® in the U.S. Mr. Rangarao earned an MS in Bioscience Regulatory Affairs from The Johns Hopkins University, an MBA and MS from the New Jersey Institute of Technology, and a BS in Computer Science from Indiana University of Pennsylvania.

The Company’s directors and the foregoing named officers have entered into customary indemnification agreements that provide them, in general, with customary indemnification in connection with their service to the Company or on its behalf. The foregoing description of the indemnification agreements is qualified in its entirety by reference to the full text of each indemnification agreement, a form of which is filed as Exhibit 10.9 hereto and is incorporated by reference herein.

On the Closing Date, the Company entered into employment agreements with Messrs Plesha, Knuettel and Rangarao, effective as of the Closing Date.

Plesha Employment Agreement

The term of the Employment Agreement with Mr. Plesha (the “Plesha Employment Agreement”) commenced on July 1, 2025 and continues until terminated pursuant to the terms set forth in the Plesha Employment Agreement.

Pursuant to the Plesha Employment Agreement, Mr. Plesha will receive an annual base salary of $438,000 and will be eligible to receive an annual bonus (the “Annual Bonus”), which will be paid no later than 90 days following the end of the fiscal year in which the Annual Bonus was earned. The Annual Bonus will have a maximum amount of 50% of Mr. Plesha’s base salary and is contingent upon Mr. Plesha’s meeting certain annual goals (the “Annual Bonus Goals”) set by the Company and the Board.

The Plesha Employment Agreement also provides that, subject to the approval of the Board, Mr. Plesha will be granted one or more equity awards covering 340,000 shares of the Company’s Common Stock in the form of stock options (“Options”), restricted stock units (“RSUs”), or a combination thereof, as determined by the Board (the “Equity Awards”).

The Plesha Employment Agreement contains standard terms relating to termination of employment for cause, good reason, as well as standard provisions relating to Mr. Plesha’s rights to receive unpaid salary through the date of termination and accrued but unused vacation time in accordance with Company policy and all other payment and benefits to which Mr. Plesha shall be entitled to under the terms of the Employment Agreement.

Knuettel Employment Agreement

The term of the Employment Agreement with Mr. Knuettel (the “Knuettel Employment Agreement”) commenced on July 1, 2025 and continues until terminated pursuant to the terms set forth in the Knuettel Employment Agreement.

Pursuant to the Knuettel Employment Agreement, Mr. Knuettel will receive an annual base salary of $410,000 and will be eligible to receive Annual Bonus, which will be paid no later than 90 days following the end of the fiscal year in which the Annual Bonus was earned. The Annual Bonus will have a maximum amount of 40% of Mr. Knuettel’s base salary and is contingent upon Mr. Knuettel’s meeting his Annual Bonus Goals set by the Company and the Board.

The Knuettel Employment Agreement also provides that, subject to the approval of the Board, Mr. Knuettel will be granted one or more Equity Awards covering 136,000 shares of the Company’s Common Stock in the form of Options, RSUs, or a combination thereof, as determined by the Board.

The Knuettel Employment Agreement contains standard terms relating to termination of employment for cause, good reason, as well as standard provisions relating to Mr. Knuettel’s rights to receive unpaid salary through the date of termination and accrued but unused vacation time in accordance with Company policy and all other payment and benefits to which Mr. Knuettel shall be entitled to under the terms of the Employment Agreement.

Rangarao Employment Agreement

The term of the Employment Agreement with Mr. Ranagarao (the “Rangarao Employment Agreement”) commenced on July 1, 2025 and continues until terminated pursuant to the terms set forth in the Rangarao Employment Agreement.

Pursuant to the Rangarao Employment Agreement, Mr. Rangarao will receive an annual base salary of $400,000 and will be eligible to receive Annual Bonus, which will be paid no later than 90 days following the end of the fiscal year in which the Annual Bonus was earned. The Annual Bonus will have a maximum amount of 40% of Mr. Rangarao’s base salary and is contingent upon Mr. Rangarao’s meeting his Annual Bonus Goals set by the Company and the Board.

The Rangarao Employment Agreement also provides that, subject to the approval of the Board, Mr. Rangarao will be granted one or more Equity Awards covering 124,000 shares of the Company’s Common Stock in the form of Options, RSUs, or a combination thereof, as determined by the Board.

The Rangarao Employment Agreement contains standard terms relating to termination of employment for cause, good reason, as well as standard provisions relating to Mr. Rangarao’s rights to receive unpaid salary through the date of termination and accrued but unused vacation time in accordance with Company policy and all other payment and benefits to which Mr. Rangarao shall be entitled to under the terms of the Employment Agreement.

The foregoing descriptions of the Plesha Employment Agreement, the Knuettel Employment Agreement and the Rangarao Employment Agreement are not complete and is qualified in their entirety by reference to the full text of the Plesha Employment Agreement and the Knuettel Employment Agreement, copies of which are filed as Exhibits 10.17, 10.18 and 10.19, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Cash Bonuses

Mr. Plesha was entitled to receive a cash bonus of $250,00 and Mr. Knuettel was entitled to receive a cash bonus of $100,000, payable by the Company as of the third business day following the consummation of the Merger, or as of the end of the pay period in which the consummation of the Merger occurs, and in no event, later that December 31, 2025.

Amended and Restated 2023 Plan

On April 16, 2025, the Company’s stockholders approved the Channel Therapeutics Corporation Amended and Restated 2023 Plan (the “Amended and Restated 2023 Plan”). The Amended and Restated 2023 Plan is intended to encourage key employees, directors, and consultants of the Company and its subsidiaries to continue their association with the Company by providing favorable opportunities for them to participate in the ownership of the Company and its subsidiaries and in its future growth through the granting of equity ownership opportunities and incentives based on Company Common Stock that are intended to align their interests with those of the Company’s stockholders. The Amended and Restated 2023 Plan reflects amendments to the Channel Therapeutics Corporation 2023 Equity Incentive Plan (the “Prior Plan”), which, among other things, (i) increases the number of shares of Common Stock that are authorized to be issued under the Prior Plan from 1,944,444 to 24,000,000 and (ii) provides for a termination date of April 11, 2035.

A description of the Amended and Restated 2023 Plan is included in the Information Statement in the section titled “The Amended and Restated 2023 Plan” beginning on page 149 which is incorporated herein by reference. The foregoing descriptions of the Amended and Restated 2023 Plan are not complete and are subject to and qualified in their entirety by reference to the full text of the Amended and Restated 2023 Plan, the related form of Stock Option Agreement under the Amended and Restated 2023 Plan and the related form of Restricted Stock Unit Agreement under the Amended and Restated 2023 Plan, copies of which are filed as Exhibits 10.14, 10.15 and 10.16, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 2.01 and Item 3.03 to this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01. Other Events.

On June 27, 2025, the Company issued a press release announcing the Reverse Stock Split. The press release contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth therein. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, except that the information contained on the websites referenced in the press release is not incorporated herein by reference.

On July 2, 2025, the Company issued a press release announcing, among other things, closing of the Transactions. The press release contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth therein. The press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference, except that the information contained on the websites referenced in the press release is not incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of the Business Acquired

The audited financial statements of LNHC as of December 31, 2024 and 2023 and for the years ended December 31, 2024 and 2023 and the related notes are included in the Information Statement beginning on page F-68 and are incorporated herein by reference.

The unaudited condensed financial statements of LNHC as of March 31, 2025 and 2024 and for the three months ended March 31, 2025 and 2024 and the related notes included in the Information Statement beginning on page F-50 and are incorporated herein by reference.

(b)	Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the deadline for the Item 2.01 information in this Current Report on Form 8-K.

(c)	Not applicable.

(d)	Exhibits:

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of April 11, 2025, by and among Channel Therapeutics Corporation, CHRO Merger Sub Inc., LNHC, Inc. and Ligand Pharmaceuticals Incorporated (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 17, 2025).

2.2	Merger Agreement Waiver, dated as of July 1, 2025, by and among Channel Therapeutics Corporation, CHRO Merger Sub Inc., LNHC, Inc. and Ligand Pharmaceuticals Incorporated.

3.1	Certificate of Amendment to Articles of Incorporation, filed with the Secretary of State of the State of Nevada on July 1, 2025 (Name Change Certificate of Amendment).

3.2	Certificate of Amendment to Articles of Incorporation, filed with the Secretary of State of the State of Nevada on July 1, 2025 (Reverse Stock Split Certificate of Amendment).

3.3	Certificate of Designations of Rights and Preferences of the Series A Convertible Preferred Stock, filed with the Secretary of State of the State of Nevada on July 1, 2025.

3.4	Bylaws.

10.1	Form of Lock-Up Agreement (Channel’s executive officers and directors) (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 17, 2025)

10.2	Form of Lock-Up Agreement (certain investors who have entered into the Securities Purchase Agreement) (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on April 17, 2025).

10.3	Form of Lock-Up Agreement (certain investment company) (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on April 17, 2025).

10.4	Form of Lock-Up Agreement (Nomis Bay, Ligand and other investors) (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on April 17, 2025).

10.5	Securities Purchase Agreement, dated as of April 11, 2025, by and among Channel Therapeutics Corporation, LNHC Inc., and each of the investors thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 17, 2025).

10.6*	Amendment No. 1 to Securities Purchase Agreement, dated as of July 1, 2025, by and among Channel Therapeutics Corporation, LNHC Inc., and each of the investors thereto.

10.7	Form of Series A Convertible Preferred Stockholder Letter.

10.8	Registration Rights Agreement.

10.9+	Form of Indemnification Agreement.

10.10*	Contribution Agreement, dated as of July 1, 2025, by and between Channel Therapeutics Corporation and Channel Pharmaceutical Corporation.

10.11*	Intellectual Property Assignment and Assumption Agreement, dated as of July 1, 2025, by and between Channel Therapeutics Corporation and Channel Pharmaceutical Corporation.

10.12*	Purchase and Sale Agreement, dated as of July 1, 2025, by and among Channel Therapeutics Corporation and LNHC, Inc., as the Seller Parties and Nomis RoyaltyVest LLC, as the Purchaser.

10.13*	Purchase and Sale Agreement, dated as of July 1, 2025, by and among Channel Therapeutics Corporation and Channel Pharmaceutical Corporation, as the Seller Parties and Nomis RoyaltyVest LLC, Ligand Pharmaceuticals Incorporated and Madison Royalty LLC, as the Purchasers.

10.14+	Pelthos Therapeutics Inc. Amended and Restated 2023 Equity Incentive Plan.

10.15+	Form of Stock Option Agreement under the Pelthos Therapeutics Inc. Amended and Restated 2023 Equity Incentive Plan.

10.16+	Form of Restricted Stock Unit Agreement under the Pelthos Therapeutics Inc. Amended and Restated 2023 Equity Incentive Plan.

10.17+	Executive Employment Agreement, dated July 1, 2025, between Pelthos Therapeutics Inc. and Scott Plesha.

10.18+	Executive Employment Agreement, dated July 1, 2025, between Pelthos Therapeutics Inc. and Francis Knuettel II.

10.19+	Executive Employment Agreement, dated July 1, 2025, between Pelthos Therapeutics Inc. and Sai Rangarao.

10.20*+	Employee Lease Agreement, dated July 1, 2025, by and between Ligand Pharmaceuticals Incorporated and Pelthos Therapeutics Inc.

10.21*	Transition Services Agreement, dated July 1, 2025, by and between Ligand Pharmaceuticals Incorporated and LNHC, Inc.

99.1	Press Release, dated June 27, 2025.

99.2	Press Release, dated July 2, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act, for any exhibits or schedules so furnished.

+	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2025	Pelthos Therapeutics, Inc.

	By:	/s/ Francis Knuettel II
		Name:	Francis Knuettel II
		Title:	Chief Financial Officer